UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-193467	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2017, the Board of Directors (the “Board”) of Akoustis Technologies, Inc. (the “Company”) increased the size of the Board to six directors and elected John T. Kurtzweil as a director to the Board to fill the new directorship. The Board has determined that Mr. Kurtzweil is independent under Rule 5605(a)(2) of the NASDAQ Listing Rules and an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K.

Mr. Kurtzweil, age 60, is VP Finance of Cree, Inc., a company that develops, manufactures, and sells lighting-class light emitting diode, lighting, and semiconductor products for power and radio-frequency applications, and Chief Financial Officer of Wolfspeed, a Cree Company, positions he has held since June 2015. He was an independent consultant from October 2014 to June 2015. From June 2012 until September 2014, Mr. Kurtzweil served as Senior Vice President, Chief Financial Officer and Special Advisor to the CEO of Extreme Networks, Inc., a provider of high-performance, open networking innovations for enterprises, services providers, and Internet exchanges, and he served as its Chief Accounting Officer from November 2012 until June 2014. From September 2006 to June 2012, Mr. Kurtzweil served as Executive Vice President, Finance and as Chief Financial Officer and Treasurer of Cree, Inc. From May 2004 to September 2006, Mr. Kurtzweil was Senior Vice President and Chief Financial Officer at Cirrus Logic, Inc., a fabless semiconductor company. Mr. Kurtzweil served as a board member for Meru Networks, Inc. from May 2015 to July 2015 and currently serves as a board member for Axcelis Technology Inc., a position he has held since May 2015.

Mr. Kurtzweil brings to the Board significant senior executive leadership experience, including 19 years as chief financial officer of publicly traded technology companies and placement of an aggregate of $1.9 billion in equity and debt instruments. His technology industry experience includes several merger and acquisition transactions and, when combined with his treasury experience, gives him a valuable perspective as a director. His qualifications to serve as a director also include that he is a certified public accountant and certified management accountant, his financial market experience, training through the Stanford Directors College, active membership with National Association of Corporate Directors and his qualifications as an audit committee financial expert.

There are no family relationships between John Kurtzweil and any other executive officer or director of the Company. The Company is not aware of any relationships or transactions in which Mr. Kurtzweil has or will have an interest, or is or was a party, requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his election and service as a director to the Company, Mr. Kurtzweil will receive a restricted stock award for 22,000 shares of the Company’s common stock, par value $0.01 per share, under the Company’s 2016 Stock Incentive Plan, with vesting of 50% on the two year anniversary, and 25% vesting on the three and four year anniversaries.

Item 7.01       Financial Statements and Exhibits.

On January 19, 2017, the Company issued a press release announcing the election of John T. Kurtzweil as a director to the Board. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 of this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release dated January 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  January 19, 2017